UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2010

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	__333-12892____	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 S. Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

3266.003/337477.1

Item 1.01.  Entry Into Material Definitive

On March 17, 2010 the Company and Carpenter Fund Manager GP, LLC (the “Manager”) entered into Amendment No 1 to Securities Purchase Agreement (the “Amendment”).  The Amendment extends the date by which the initial closing under the Securities Purchase Agreement dated December 22, 2009 between the Company and the Manager must occur (the “Original Agreement”), from March 1, 2010 in the Original Agreement to May 30, 2010 in the Amendment.  The closing date was amended in order to allow for adequate time for receipt of all required regulatory approvals to close the transaction.  Further, it is anticipated that the rights offering that was contemplated to occur in the first quarter of 2010 in the Original Agreement, will now occur in the second quarter of 2010, or as soon thereafter as practicable, following the initial closing under the Securities Purchase Agreement.

Item 9.01.  Financial Statement and Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Securities Purchase Agreement between the Company and Carpenter Fund Manager GP, LLC dated March 17, 2010

3266.003/337477.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2010	MISSION COMMUNITY BANCORP
By: /s/ Anita M. Robinson
Anita M. Robinson President and Chief Executive Officer

3266.003/337477.1